FIFTH AMENDMENT TO CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of March 17, 1998 (this "Fifth Amendment") amends the Credit Agreement dated as of October 7, 1994 (as heretofore amended, the "Credit Agreement") among THE MUSICLAND GROUP, INC. (the "Borrower"), MUSICLAND STORES CORPORATION ("MSC"), various financial institutions (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Borrower, MSC, the Banks and the Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION I Amendments. Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below:

         1.1 Addition of Definitions. Section 1.1 shall be amended by: (i) adding the following definitions in appropriate alphabetical position:

                  "Designated Assets" means the Designated Media Play Stores and Franklin Distribution Center.

                  "Designated Media Play Stores" means the Media Play stores located at 2132 Gunbarrel Road, Chattanooga, Tennessee, the Media Play store located at 23269 Eureka Road, Taylor, Michigan and the Media Play store located at 120 Slater Road, Manchester, Connecticut.

                  "Excess Securities Proceeds" means the lesser of (i) the gross cash proceeds received by the Borrower from the issuance of the 1998 Senior Subordinated Notes in excess of $150,000,000 minus all amounts which would be deducted to determine the Net Securities Proceeds from such issuance and (ii)$114,000,000.

                   "Franklin Distribution Center" means the distribution center located at 2001 Musicland Drive, Franklin, Indiana 46131.


                  "1998 Senior Subordinated Indenture" means the Indenture among MSC, the Borrower and Banc One, N.A., as Trustee, pursuant to which the 1998 Senior Subordinated Notes shall be issued, as amended or otherwise modified from time to time.

                  "1998 Senior Subordinated Notes" means the Borrower's Senior Subordinated Notes due 2008 to be issued pursuant to the 1998 Senior Subordinated Indenture.

                  "Term Loan Extension" means any extension of the maturity date of the loans under the Term Loan Agreement for a period of two years or more (or any refinancing of such loans which has the effect of extending the maturity date thereof for such a period).

         1.2 Amendment to Definition of Change of Control. The definition of "Change of Control", shall be amended by (a) deleting the word "or" immediately preceding clause(y) of such definition and inserting in lieu thereof a semicolon (";") and (b) inserting the following at the end of such definition; or

         (z) any "Change of Control" as defined in the Senior Subordinated Indenture or the 1998 Senior Subordinated Indenture or any other similar event, regardless of how designated, if the occurrence of such event would require the Borrower to redeem or repurchase any Subordinated Debt prior to its expressed maturity."

         1.3 Amendment to Definition of Subordinated Debt Guarantee. The definition of "Subordinated Debt Guarantee" shall be amended to read in its entirety as follows:

         "Subordinated Debt Guarantee" means, as applicable, MSC's guarantee of the obligations of the Borrower under the Senior Subordinated Notes or the 1998 Senior Subordinated Notes.

         1.4 Amendment to Commitments. The first sentence of Section 2.1 shall be amended to read in its entirety as follows:

         Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section
         2.1 from time to time during the Term of this Agreement;  provided that
         (i) the amount of all Outstanding Credit Extensions shall not at any time exceed (x) the aggregate amount of the Commitments minus (y) the sum of (1) so long as the Term Loan Extension has not occurred, the aggregate principal amount of Debt outstanding under the Term Loan Agreement and (2) the amount of Excess Securities Proceeds which has not been applied either to reduce the Commitments or to prepay, redeem, repurchase or retire Senior Subordinated Notes (the "Subordinated Note Prepayment Reserve"), it being understood that, notwithstanding the limitations set forth in this clause (i) the Borrower may borrow all or any portion of the Subordinated Note Prepayment Reserve so long as the Borrower certifies that all of the proceeds of such Borrowing will be, and such proceeds are, applied to prepay, redeem, repurchase or retire Senior Subordinated Notes; and (ii) the aggregate principal amount of Committed Loans by any Bank at any one time outstanding shall not exceed the lesser of (x) its Commitment and (y) its pro rata share of the amount set forth in clause (i) of this proviso.

         1.5 Amendment to Mandatory Commitment  Termination Provision.   Section
2.11 shall be amended to read in its entirety as follows:

         SECTION 2.11 Mandatory Reduction or Termination of Commitments. (a) Promptly upon receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from any sale of, or any Net Securities Proceeds from any financing secured by, any Designated Asset, the Commitments shall be reduced by an amount (rounded down, if necessary, to an integral multiple of $1,000,000) equal to (i) the aggregate amount of all Net Cash Proceeds and all Net Securities Proceeds from all sales of, and financings secured by, Designated Assets after March 1, 1998 minus (ii) the aggregate amount of all such Net Cash Proceeds and Net Securities Proceeds previously applied to reduce the Commitments pursuant to this sentence; provided that the amount of the reduction of the Commitments required pursuant to this clause (a) in respect of (x) the Designated Media Play Stores shall not exceed $11,000,000 and (y) the Franklin Distribution Center shall not exceed $22,000,000.

                  (b) On the date on which the Term Loan Extension occurs, the Commitments shall be reduced by $50,000,000.

                  (c)  If  the  Net  Securities  Proceeds  of  the  1998  Senior
         Subordinated Notes exceed $264,000,000, then on the date of the issuance of the 1998 Senior Subordinated Notes the Commitments shall be reduced in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $1,000,000).

                  (d) If the Borrower receives Excess Securities Proceeds from the issuance of the 1998 Senior Subordinated Notes, then on March 31, 1999 the Commitments shall be reduced by an amount (rounded upward, if necessary, to an integral multiple of $1,000,000) equal to the positive remainder, if any, of (i) the amount of such Excess Securities Proceeds minus (ii) the aggregate amount of all prepayments, redemptions, repurchases or retirements of Senior Subordinated Notes which have occurred after the date of the issuance of the 1998 Senior Subordinated Notes.

                  (e) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         1.6 Amendment to Mandatory Prepayment Provision. Section 2.13 shall be amended to read in its entirety as follows:

                  SECTION 2.13 Mandatory Prepayments. If at any time the Outstanding Credit Extensions exceed the lesser of (x) Aggregate Available Commitment and (y) the amount set forth in clause (i) of the proviso to the first sentence of Section 2.1, the Borrower will immediately prepay Loans or provide cash collateral as provided in Section 10.14 in an amount at least equal to such excess.

         1.7 Amendment to Restricted Payments Covenant. Section 5.10(b) shall be amended by adding the following at the end thereof:

         provided that so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the Borrower will be in pro forma compliance with Sections 5.7, 5.8 and 5.9 for the four fiscal quarters ended immediately prior to the date of such prepayment (assuming the prepayment, repurchase, redemption or retirement described below had occurred on the first day of such period), the Borrower may prepay, repurchase, redeem or retire Senior Subordinated Notes in an amount equal to 100% of the amount, if any, by which (x) all Net Securities Proceeds received by the Borrower after March 1, 1998 and not required to be applied to reduce the Commitments pursuant to Section 2.11(c) of this Agreement or Section 3(b) of the Fifth Amendment to this Agreement or to prepay Synthetic Lease Obligations pursuant to Section 5.12(c) exceed (y) $50,000,000.

         1.8 Amendment to Debt Covenant. Section 5.11 shall be amended by amending clause (c) thereof to read as follows:

                  (c) Debt consisting of the Senior Subordinated Notes, the 1998 Senior Subordinated Notes and the Subordinated Debt Guarantees;

         1.9 Amendment to Synthetic Lease Covenant. Section 5.12(c) shall be amended by adding the following sentence at the end thereof:

         Notwithstanding the foregoing, the Borrower shall prepay Synthetic Lease Obligations with proceeds of the 1998 Senior Subordinated Notes in an amount equal to the Synthetic Lease Prepayment Amount (as defined in Section 3 of the Fifth Amendment to this Agreement) and, if any Synthetic Lease Obligations are outstanding after such prepayment, clause (iii) above shall be amended automatically (and without any other action by any party hereto) in its entirety to read as follows:

                  (iii) provide for any payment of any Synthetic Lease Obligation which would result in the lenders thereunder having received payment of a greater amount of the outstanding Synthetic Lease Obligations thereunder after giving effect to the prepayment thereof with the proceeds of the 1998 Senior Subordinated Notes than the amount of the reductions in the Commitments hereunder which have been made since the reductions in the Commitments required to be made with the proceeds of the 1998 Senior Subordinated Notes.

         1.10 Amendment to Asset Sale Covenant. Section 5.13 shall be amended by
(i) adding the following proviso to the end of clause (ii) of the first sentence thereof "and provided, further, that there shall be excluded from this clause
(ii) any sale of the Designated Media Play Stores" and (ii) adding the following proviso to the end of clause (b) of the second sentence thereof ", provided, however, that there shall be excluded from this clause (b) sales of the Designated Media Play Stores."

         1.11 Amendment to Merger Covenant. Section 5.15(b) shall be amended by adding the following proviso at the end thereof ", provided, however, that the Borrower may sell its assets currently located in the United Kingdom."

         1.12 Amendment to Capital Expenditure Covenant. Section 5.16(a) shall be amended by deleting the parenthetical in the second sentence of such section and inserting in lieu thereof the following:

         (provided that (i) the amount permitted for the 1998 fiscal year shall be increased by the amount, if any, by which $20,000,000 exceeds the actual Capital Expenditures made by the Borrower and its Subsidiaries in the 1997 fiscal year and (ii) any prepayment of Borrower's Synthetic Lease Obligations in connection with any Designated Asset shall be disregarded for purposes of this Section 5.16(a))

         1.13 Amendment to Guarantee Covenant. Section 5.18(b) shall be amended in its entirety to read as follows: o(b) the Subordinated Debt Guarantees,".

         1.14 Amendment to Amendments to Senior Subordinated Indenture Covenant.
Section 5.22 shall be amended to read in its entirety as follows:

                  SECTION 5.22. Amendments to Subordinated Indentures. The Borrower will not consent to any amendment, modification, supplement or waiver of any of the provisions of the Senior Subordinated Indenture, the 1998 Senior Subordinated Indenture or any other document governing any Subordinated Debt that, in any such case, would have an adverse impact on the Banks.

         1.15 Amendment to Events of Default. Section 6.1(1) shall be amended in its entirety to read as follows:

                  (1) any court of competent jurisdiction shall have determined that the subordination of the Senior Subordinated Notes, the 1998 Senior Subordinated Notes or MSC's Subordinated Debt Guarantees thereof to the obligations of MSC and the Borrower to the Banks and the Agent under the Loan Documents shall not be in accordance in any material respect with the terms and conditions set forth in the Senior Subordinated Indenture or the 1998 Senior Subordinated Indenture, as applicable, or the validity or enforceability of any provision of such subordinations shall at any time be contested by any Loan Party, or any Affiliate of any Loan Party, or a proceeding shall be commenced by any Loan Party or any Affiliate of any Loan Party seeking to establish the invalidity or unenforceability thereof;

         SECTION 2 Representations and Warranties. The Borrower and MSC represent and warrant to the Agent and the Banks that (a) except to the extent disclosed in annual and quarterly filings filed by MSC or the Borrower with the Securities and Exchange Commission since October 7, 1994, each representation and warranty set forth in Section 4 of the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), is true and correct as of the date of the execution and delivery of this Fifth Amendment by the Borrower and MSC (and assuming the effectiveness hereof), with the same effect as if made on such date; (b) the execution and delivery by the Borrower and MSC of this Fifth Amendment and the performance by the Borrower and MSC of their respective obligations under the Amended Credit Agreement (i) are within the corporate powers of the Borrower and MSC, (ii) have been duly authorized by all necessary corporate action on the part of the Borrower and MSC, (iii) have received all necessary governmental and regulatory approval and (iv) do not and will not contravene or conflict with, or result in or require the creation or imposition of any Lien under, any provision of Applicable Law or of the respective certificate of incorporation or by-laws of the Borrower or MSC or of any agreement, instrument, order or decree which is binding upon the Borrower, MSC or any applicable Subsidiary; and (c) the Amended Credit Agreement is the legal, valid and binding obligation of each of the Borrower and MSC, enforceable against the Borrower and MSC in accordance with its terms.

         SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective or the date (the "Fifth Amendment Effective Date") when:

         (a)  the Agent shall have received:

                  (i) counterparts of this Fifth Amendment executed by the Borrower, MSC and the Required Banks (it being understood that, in the case of any Bank, the Agent may rely upon facsimile confirmation of the execution of a counterpart hereof by such Bank for purposes of determining the effectiveness hereof);

                  (ii) an opinion of Linda Alsid Ruehle, Assistant General Counsel of the Borrower, substantially in the form of Attachment 1 hereto; and

                  (iii) all documents the Agent may reasonably request relating to the existence of the Borrower and MSC, the corporate authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

        (b) the Borrower shall have issued (or shall concurrently issue) not less than $100,000,000 of Senior Subordinated Notes due 2008 (the "1998 Senior Subordinated Notes") for net proceeds of not less than $95,000,000, shall have applied (or shall concurrently apply) not less than the sum of $50,000,000 plus the Specified Amount (as defined below) of the net proceeds thereof to the prepayment of the Loans and shall have permanently reduced (or shall concurrently reduce) the Commitments by an amount not less than the Specified Amount (it being understood that (i) the Agent shall have received true, correct and complete copies of all documents related to the 1998 Senior Subordinated Notes and the terms and provisions of each such document shall be substantially as described in the "Description of Notes" delivered to the Banks on March 17, 1998 and (ii) the interest rate on the 1998 Senior Subordinated Notes shall not exceed 10% per annum).

         For purposes of clause (b) above, the "Specified Amount" shall be an amount (rounded upward, if necessary, to an integral multiple of $1,000,000) equal to (x) the lesser of the gross cash proceeds of the issuance of the 1998 Senior Subordinated Notes o2, $150,000,000 minus (y) the sum of (I) all amounts which -.would be deducted to determine the Net Securities Proceeds of such issuance, (II) $50,000,000 and (III) the Synthetic Lease Prepayment Amount (as defined below). The "Synthetic Lease Prepayment Amount" shall be equal to: (i) if the gross cash proceeds of the issuance of the 1998 Senior Subordinated Notes are $120,000,000 or more, the aggregate amount of the Synthetic Lease Obligations of the Borrower and its Subsidiaries on the date of the issuance of the 1998 Senior Subordinated Notes (such aggregate amount, the "Outstanding Synthetic Lease Obligations"); and (ii) if the gross cash proceeds of the 1998 Senior Subordinated Notes are less than $120,000,000, an amount (rounded upward, if necessary, to an integral multiple of $1,000,000) equal to the outstanding Synthetic Lease Obligations minus 50% of the amount by which such gross cash proceeds are less than $120,000,000.

         SECTION 4 Miscellaneous.

         4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Fifth Amendment Effective Date, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

         4.2 Counterparts. This Fifth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Fifth Amendment.

         4.3 Governing Law. This Fifth Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         4.4 Successors and Assigns. This Fifth Amendment shall be binding upon the Borrower, MSC, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, MSC, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                                        THE MUSICLAND GROUP, INC.

                                        By:
                                           -----------------------------------
                                        Title:


                                        MUSICLAND STORES CORPORATION

                                        By:
                                           -----------------------------------
                                        Title:


                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK

                                        By:
                                           -----------------------------------
                                        Title:


                                        CITIBANK, N.A.

                                        By:
                                           -----------------------------------
                                        Title:


                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By:
                                           -----------------------------------
                                        Title:


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD., CHICAGO BRANCH

                                        By:
                                           -----------------------------------
                                        Title:


                                        PNC BANK, NATIONAL ASSOCIATION

                                        By:
                                           -----------------------------------
                                        Title:


                                        SOCIETE GENERALE

                                        By:
                                           -----------------------------------
                                        Title:


                                        BEAR, STEARNS INVESTMENT PRODUCTS INC.

                                        By:
                                           -----------------------------------
                                        Title:


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION

                                        By:
                                           -----------------------------------
                                        Title:


                                        DLJ CAPITAL FUNDING, INC.

                                        By:
                                           -----------------------------------
                                        Title:


                                        NATIONSBANK, N.A.

                                        By:
                                           -----------------------------------
                                        Title:


                                        FERNWOOD RESTRUCTURINGS LTD.

                                        By:
                                           -----------------------------------
                                        Title:


                                        HALCYON DISTRESSED SECURITIES, L.P.

                                        By:
                                           -----------------------------------
                                        Title:


                                        BANK OF MONTREAL

                                        By:
                                           -----------------------------------
                                        Title:


                                        WAYLAND INVESTMENT FUND, LLC

                                        By:
                                           -----------------------------------
                                        Title:


                                        LEHMAN COMMERCIAL PAPER, INC.

                                        By:
                                           -----------------------------------
                                        Title:


                                        MELLON BANK,  N.A.,  solely
                                        in its  capacity as Trustee
                                        for   First   Plaza   Group
                                        Trust,   as   directed   by
                                        Contrarian Capital Advisors
                                        LLC,  and   not   in    its
                                        individual capacity

                                        By:
                                           -----------------------------------
                                        Title: